EXHIBIT 23.5


KPMG

         KPMG AUDIT Plc
         7th Floor                     Tel +44 (0) 20 7311 1000
         1 Canada Square               Fax +44(0) 20 7311 5840
         Canary Wharf                  Telex 8811541 KPMGLO G
         London E14 5AG                DX 38050 Blackfriars
         United Kingdom




The Directors
National Westminster Bank plc
135 Bishopsgate
London
EC2M 3UR

23 November 2001

Dear Sir

     We consent to the incorporation by reference in the registration statement on Form F-3 of The Royal Bank of Scotland Group plc for the registration of Debt Securities and Dollar Preference Shares to be filed with the Securities and Exchange Commission of our report dated February 24, 2000 on the consolidated financial statements of National Westminster Bank Plc as of 31 December 1999 and for each of the years in the two year period ended 31 December 1999 for the year ended December 31, 1999 before the restatement for the change in accounting policy explained on page 85 of the 31 December 2000 NatWest Form 20-F. We also consent to the reference to us under the heading "Experts".


Yours faithfully,

/s/ KPMG Audit Plc

KPMG Audit Plc